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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                     JURISDICTION OF
                                            SUBSIDIARY                                                INCORPORATION
--------------------------------------------------------------------------------------------------   ---------------
Benedek Broadcasting Corporation..................................................................       Delaware
Benedek License Corporation.......................................................................       Delaware


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